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EXHIBIT 10.2

SERVICES AGREEMENT

        THIS SERVICES AGREEMENT (this "Agreement") is made and entered into effective as of the 12th day of November, 2002 by and between Brookfield Homes Holdings, Inc., a California corporation ("BHHI"), and Brookfield Properties (US) Inc., a Delaware corporation (together with its affiliates, "BPUSI").

RECITALS

1.    Brookfield Washington Inc., a Maryland corporation, Brookfield Homes of California Inc., a California corporation, (collectively, the "Sellers"), and BHHI have entered into a Purchase Agreement effective as of September 30, 2002 (the "Purchase Agreement").

2.    As contemplated in the Purchase Agreement, BHHI agrees to enter into this Agreement with BPUSI, on the terms hereinafter set forth.

        NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Term of Agreement.    The initial term of this Agreement shall extend from the date hereof to December 31, 2004, provided that this Agreement shall continue thereafter for successive terms of one year each unless and until terminated in accordance with the provisions of Section 6 hereof.

2.    Services.    BHHI shall provide to BPUSI, either directly or through its affiliates, services relating to the storage and maintenance of content on the website "www.brookfieldhomes.com" (herein the "website").

3.    Compensation.    BHHI shall receive an annual fee for the provision of the services pursuant to this Agreement, consisting of an amount equal to that portion of the operating expenses incurred by BHHI in maintaining and operating the website which are attributable or allocable to BPUSI and its affiliate entities. All compensation shall be paid by BPUSI to BHHI within 10 days after the end of each calendar quarter. BHHI shall furnish BPUSI a statement showing in reasonable detail the amount due for each such quarter.

4.    Quality Standard.    BHHI shall maintain a standard of quality in the provision of services to BPUSI which is at least as high as the standard of quality of such services provided to its own affiliates.

5.    Liability of BHHI.    BHHI shall not be liable, responsible or accountable in damages or otherwise to BPUSI for any act performed by BHHI on behalf of BPUSI and in a manner reasonably believed by BHHI to be within the scope of the authority granted to it by this Agreement and in the best interests of BPUSI, provided that BHHI was not guilty of gross negligence or willful misconduct with respect to such act.

6.    Termination.    This Agreement may be terminated by any of the following methods:

  (a)
  This Agreement may be terminated by 30 days' prior written notice from either party;

  (b)
  This Agreement may be terminated at any time by written agreement of the parties hereto;

  (c)
  If either party hereto shall be dissolved and its business terminated, the Agreement shall automatically terminate upon the effectiveness of such dissolution.

        No termination of the Agreement shall have the effect of terminating BHHI's right to collect any amounts owed to it under this Agreement.

7.    Nature of Relationship.    The parties hereto intend that BHHI's relationship to BPUSI shall be that of an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between BHHI and BPUSI or their successor or assigns, and neither BHHI nor any officer or employee of BHHI shall be considered at any time to be an employee of BPUSI.

8.    Arbitration.    Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be settled only by arbitration in the State of Delaware in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and the parties hereto hereby consent to the jurisdiction of the Delaware courts for this purpose.

9.    Entire Agreement.    This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

10.    Invalidity.    Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth of this Agreement.

11.    No Third-Party Beneficiaries.    Subject to Section 14, this Agreement shall be binding upon and inure to the sole benefit of the parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.    Governing Law.    The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

13.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.    Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party hereto. Any consent granted by either party to an assignment by the other party shall not be deemed a consent to any subsequent assignment. Notwithstanding the foregoing, BHHI may, without the consent of BPUSI, assign and delegate the performance of and responsibility for any duties and obligations of BHHI hereunder to any corporation, limited liability company, joint venture or partnership that is controlled by BHHI or affiliated with BHHI.

15.    Interpretation.    The parties agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision of this Agreement. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

16.    Headings.    Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

BROOKFIELD PROPERTIES (US) INC.
By:	/s/ BRUCE FLATT Name: Bruce Flatt Title: President and Chief Executive Officer
BROOKFIELD HOMES HOLDINGS INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: President

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  EXHIBIT 10.2
SERVICES AGREEMENT
RECITALS